UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2019

FOOTHILLS EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

11111 Santa Monica Boulevard, Suite 1700

Los Angeles, California 90025

(Address of Principal Executive Offices)

(424) 901-6656

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

Foothills Exploration, LLC (the “Company”), a wholly owned indirect subsidiary of Foothills Exploration, Inc. (“FTXP”), intends to meet with certain accredited investors during the month of February to review an opportunity being made available in connection with a proposed asset acquisition in the Green River Basin, Wyoming.

The proposed asset acquisition consists of 22 gas wells (the “Gas Wells”) together with approximately 18,000 acres. The Gas Wells are stripper wells with current aggregate production of approximately 900 MCF per day. The asset has infrastructure in-place and delivers gas into the CIG Interstate Pipeline. The asset also comes with a contract that allows selling gas to a coal mine for approximately $2.50/MMBtu. The acreage position consists of approximately 14,584 acres, which the Company has identified as core. The Company believes that the purchase price of the asset, if obtained and closed, can be viewed as being at a discount to total Proved Developed Reserves PV-9 value of $2,207,000 (at $3.00 natural gas prices). The Company made a nonrefundable deposit on the asset.

The assets are reported to have a total of 3.4 billion cubic feet (BCF) of Net Proved Developed Producing Gas Reserves and 4.1 BCF of Proved Undeveloped Reserves, with an undiscounted value of about $3,547,000. There are also seven Proved Undeveloped locations (consisting of 4 “new drills” and three recompletions). If closed, the Company believes that future upside development potential amounting to about 4.1 BCF in PUD Reserves may be unlocked, depending on the availability of funding or joint venture partners, as to any of which no assurance can be given. Approximately 80% of the 18,000 gross acres remains unexplored. The Company believes that 17 of the Gas Wells have the potential to be optimized, which could result in production increases of up to 50% from current levels of production. The acreage is subject to certain depth restrictions. The assets currently generate gross revenues of over $1,000,000 annually before royalties, interest, taxes, and lease operating expenses. The Company anticipates initial operating margins of about 42%, which may be subject to increase pending further investment and implementation of possible operating efficiencies.

The Company will look to finance the acquisition through a combination of (i) convertible debt, (ii) equity, which may consist of shares of common stock and warrants to purchase shares of common stock, as well as (iii) joint ventures or partnerships with investors upon terms to be finalized. No assurance can be given that the Company can complete the acquisition.

This investor overview provided by FTXP contains estimates and forward-looking statements including, among others, statements regarding FTXP and the Company’s future business plans, production results, natural resource price forecasts, and other future events. You should not place undue reliance on forward-looking statements, as they involve known and unknown risks and uncertainties that are, in some cases, beyond the Company’s control and could cause actual results to differ materially from the information expressed or implied. Factors that could materially affect actual results are described in detail in the Company’s recent Securities and Exchange Commission filings. FTXP undertakes no obligation to revise or update forward-looking statements to reflect future events or circumstances.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer